UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2019

Acushnet Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street
Fairhaven, Massachusetts 02719
(Address of Principal Executive Offices) (Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange

Item 1.01    Entry Into a Material Definitive Agreement.

On May 10, 2019, in connection with its existing $50.0 million share repurchase authorization, Acushnet Holdings Corp. (the “Company”) entered into an agreement with Magnus Holdings Co., Ltd. (“Magnus”) pursuant to which the Company will purchase up to $24.9 million of shares of its common stock from Magnus on a share-for-share basis as the Company repurchases shares in the open market. The price payable to Magnus for the Company’s shares will be the average price of the shares purchased in the open market over the period of time from the execution of the agreement (in the case of the first such pricing period) to the first “determination date” and, in the case of any subsequent such pricing period, from the most recent preceding determination date to the next determination date. The “determination date” is the date that the Company purchases $24.9 million of shares, a date otherwise mutually agreed between the Company and Magnus, or a date that is 30 business days following the Company’s notification to Magnus that it is terminating the agreement, provided that in no event will the determination date be prior to October 1, 2019 (and any determination date that would otherwise occur prior to such date will be delayed to October 1, 2019) unless the parties mutually agree. The obligations of the Company to purchase the shares and Magnus to sell the shares following each determination date are conditioned upon no event occurring since the date of the agreement that, either individually or in the aggregate, has had a material adverse effect on the business or financial condition of the Company as of each closing. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the copy of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. For more information on Magnus' relationship to the Company, please refer to the Company's Definitive Proxy Statement filed on April 12, 2019.

Item 9.01    Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated May 10, 2019 between Acushnet Holdings Corp. and Magnus Holdings Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Brendan Gibbons
Name:	Brendan Gibbons
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: May 10, 2019